UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 14, 2012
Date of Report
(Date of earliest event reported)
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CORE-MARK HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	000-51515 (Commission File Number)	20-1489747 (I.R.S. Employer Identification No.)

395 Oyster Point Boulevard, Suite 415, South San Francisco, California (Address of principal executive offices)	94080 (Zip Code)

(650) 589-9445
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (d) and (e) On September 14, 2012, Mr. J. Michael Walsh informed Core-Mark Holding Company, Inc. (the “Company”) that he would be retiring as President and Chief Executive Officer of the Company, to be effective as of January 18, 2013.  Mr. Walsh has served the Company as President and Chief Executive Officer since March 2003 and as a member of the Board of Directors (the “Board”) since August 2004.  Mr. Walsh will continue to serve as a director on the Board after his retirement as an officer.  The Company has named Mr. Thomas B. Perkins as President and Chief Executive Officer to succeed Mr. Walsh.  In connection with his promotion, Mr. Perkins also will be appointed to the Board.  Mr. Perkins, who has been with the Company since August 1993, has served as the Company’s Vice President – Resources since June 2007.  Effective January 18, 2013, Mr. Perkins’ annual base salary will be increased to $450,000, with an annual performance bonus opportunity of 125% of annual base salary.  In addition, effective January 18, 2013, Mr. Perkins will receive a one-time grant of 10,000 restricted stock units to be issued under the Company’s 2010 Long-Term Incentive Plan, a one-time relocation bonus of $100,000, and  reimbursement of out-of-pocket expenses incurred in connection with his relocation from Phoenix, Arizona to the Company’s corporate headquarters in South San Francisco, California.  One-third of Mr. Perkins’ newly-issued restricted stock units will vest on the first anniversary of the date of grant, with the remaining two-thirds vesting in equal quarterly installments based upon a regular calendar period over the following two years (2014 and 2015).

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Press Release of Core-Mark Holding Company, Inc., dated September 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2012

CORE-MARK HOLDING COMPANY, INC.

By:	/s/ Stacy Loretz-Congdon
Stacy Loretz-Congdon Chief Financial Officer

Exhibit Index

Number	Description
99.1	Press Release of Core-Mark Holding Company, Inc., dated September 18, 2012

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